Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 31, 2013

Zoetis Inc.

c/o Pfizer Inc.

5 Giralda Farms

Madison, New Jersey 07940

Re:	Zoetis Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Pfizer Inc., a Delaware corporation (“Pfizer”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Zoetis Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of 25,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), issuable pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Plan; (iii) the Certificate of Incorporation of the Company, as amended to date and currently in effect (as so amended, the “Certificate of Incorporation”); (iv) the By-Laws of the Company, as amended to date and currently in effect; (v) a specimen certificate representing the Class A Common Stock; and (vi) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the approval of the Plan and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the

Zoetis Inc.

January 31, 2013

Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Class A Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Shares will be properly recorded in the books and records of the Company and (iii) each award agreement under which options, restricted stock, restricted stock units or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than Delaware corporate law, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued by the participants in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP